UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 24, 2012

Date of Report (Date of earliest event reported)

CEPHEID

(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive, Sunnyvale, CA		94089
(Address of principal executive offices)		(Zip Code)

(408) 541-4191

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

2006 Equity Incentive Plan

At Cepheid’s Annual Meeting of Shareholders on April 24, 2012 (the “Annual Meeting”), the shareholders of Cepheid approved an amendment to Cepheid’s 2006 Equity Incentive Plan (the “EIP”) to:

•	increase the number of shares of common stock reserved for issuance under the EIP by 5,000,000;

•

change the equity incentives granted to Cepheid’s non-employee directors from grants of options and restricted stock units at pre-determined amounts to grants of a pre-determined amount of stock option equivalents, with the exact mix of options and restricted stock units to be determined from time to time in the discretion of Cepheid’s Board of Directors; and

•	make additional changes relating to administration of the EIP.

The foregoing is a summary of the changes effected by the amendment to the EIP and does not purport to be complete. The foregoing is qualified in its entirety by reference to the EIP, as amended and restated, a copy of which is filed as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated herein by reference.

2012 Employee Stock Purchase Plan

At the Annual Meeting, the shareholders of Cepheid also approved Cepheid’s 2012 Employee Stock Purchase Plan (the “ESPP”). Cepheid’s current employee stock purchase plan, the 2000 Employee Stock Purchase Plan (the “2000 ESPP”), was first approved by Cepheid’s shareholders in May 2000 and would have expired by its terms on March 13, 2013. However, as a result of the approval of the ESPP, the 2000 ESPP will terminate on July 31, 2012, which is the conclusion of the current offering period. The terms of the ESPP are substantially similar to the terms of the 2000 ESPP in all material respects.

The ESPP will initially reserve 750,000 shares of common stock authorized for issuance under the ESPP. In addition, on the first business day of each calendar year during the term of the ESPP after the first offering date, the aggregate number of shares of Cepheid’s common stock reserved for issuance under the ESPP shall be increased by a number equal to the lesser of (i) 500,000 shares or (ii) an amount determined by Cepheid’s Compensation Committee.

Any employee, including an executive officer, who is employed by Cepheid prior to the beginning of an offering period, is customarily employed for more than twenty hours per week and more than five months per calendar year by Cepheid, and who does not provide services to Cepheid as an independent contractor and has not been reclassified as a common law employee for any reason other than for federal income and employment tax purposes as of an offering date, will be eligible to participate in the ESPP.

The ESPP will be implemented by consecutive 24-month offering periods, with a new offering period commencing on February 1 and August 1 of each year and ending on July 31 and January 31 of each year. Each offering period consists of four six-month purchase periods.

The purchase price at which shares will be sold under the ESPP is eighty-five percent of the lesser of the fair market value of a share of Cepheid’s common stock on (1) the first business day of the offering period, or (2) the last business day of the purchase period.

The foregoing is a summary of the ESPP and does not purport to be complete. The foregoing is qualified in its entirety by reference to the ESPP, a copy of which is filed as Exhibit 99.02 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The disclosures made under Item 1.01 above are hereby incorporated by reference into this Item 5.02(e).

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) Cepheid held the Annual Meeting on April 24, 2012. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

(b) The matters described below were voted on at the Annual Meeting and the number of votes cast with respect to each matter was as indicated:

(1) Holders of Cepheid’s common stock voted to elect three directors, each to serve until his successor has been elected and qualified or until his earlier resignation or removal as follows:

Name	For	Withheld	Broker Non-Votes
John L. Bishop	51,958,755	2,330,677	7,702,515
Thomas D. Brown	52,710,629	1,578,803	7,702,515
Dean O. Morton	51,798,583	2,490,849	7,702,515

(2) Holders of Cepheid’s common stock voted to approve the amendment to the EIP as follows:

Shares voted in favor:	47,640,106
Shares voted against:	6,326,233
Shares abstaining:	323,093
Broker Non-Votes	7,702,515

(3) Holders of Cepheid’s common stock voted to approve the ESPP as follows:

Shares voted in favor:	52,750,117
Shares voted against:	1,500,244
Shares abstaining:	39,071
Broker Non-Votes	7,702,515

(4) Holders of Cepheid’s common stock voted to ratify the appointment of Ernst & Young LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2012 as follows:

Shares Voted in Favor:	60,641,088
Shares Voted Against:	807,543
Shares Abstaining:	543,316

(5) Holders of Cepheid’s common stock voted to approve the non-binding advisory resolution on compensation paid to Cepheid’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including compensation discussion and analysis, compensation tables and narrative discussion as follows:

Shares Voted in Favor:	52,426,608
Shares Voted Against:	983,781
Shares Abstaining:	877,043
Broker Non-Votes:	7,702,515

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title

99.01	2006 Equity Incentive Plan, as amended and restated

99.02	2012 Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHEID

Date:	April 26, 2012	By:	/s/ Andrew D. Miller
		Name:	Andrew D. Miller
		Title:	Executive Vice President, Chief Financial Officer

Exhibit List

Exhibit No.	Exhibit Title

99.01	2006 Equity Incentive Plan, as amended and restated

99.02	2012 Employee Stock Purchase Plan